                                                                   EXHIBIT 10.66



SPACEHAB, INC. LETTERHEAD
                                                           Date:  28 April 1997


                                  CHANGE ORDER
                                       to
                        AGREEMENT between SPACEHAB, Inc.
                         and the UAB Research Foundation
                               Dated July 15, 1996



To:                                                        From:
David Day                                                  SPACEHAB, INC.
UABRF                                                      1595 Spring Hill Road
701 South 20th Street                                      Suite 360
Suite 1120G                                                Vienna, VA  22182
Birmingham, AL 35294



WHEREAS SPACEHAB, Inc. desires to purchase the "Optional Services" set forth in the Statement of Work ("SOW") to subject Agreement, UABRF is directed to perform the tasks described in the SOW, (Section II. Optional Services) and the parties hereby agree to the following changes to the Agreement.

1.       Paragraph 2 is deleted in its entirety and replaced with the following:


    "2. SHI shall pay UABRF a fixed price of $629,294 for all of the "Standard Services" hardware, supplies and services pursuant to the SOW, and a fixed price of $134,635 for the "Optional Services" set forth in the SOW if requested by SHI. Payment shall be made as follows for the Standard Services:

              $40,000 upon submission of this Agreement to UABRF (hereby acknowledged and accepted by UABRF)

              $211,717 within 20 days of execution of this Agreement by SHI

              $125,859 upon UABRF/CMC's delivery to SHI of Phase III Safety Data Package on or before November 1, 1996 (currently L-6mos.)

              $125,859 upon delivery of all flight hardware due hereunder to SHI's Payload Processing Facility at L-2 mos. (currently March 1, 1997)

              $125,859       on L+1 mo. (currently June 1, 1997)

                                                    UAB/SPACEHAB, Inc. Agreement
                                                                    Change Order
                                                                  April 28, 1997



Payment for the $61,080 of Optional Services shall be made within 30 days of request for such services by SHI or by December 15, 1996, whichever is later."


2.       Exhibit A, SHI/UABRF STATEMENT OF WORK is amended as follows:

II. OPTIONAL SERVICES (IF REQUIRED) B. is deleted in its entirety and replaced with the following.

         "B. Provision of passive thermal containers and internal refrigerant and packing materials required to transport the required quantity of sample blocks from the UAB CMC to Tokyo's Narita Airport via commercial airliner. Purchase of a dedicated passenger compartment seat onboard the aircraft to safely accommodate and protect these containers. Provision of a trained technical to accompany these crystal-laden containers to a designated place in head office of Mitsubishi Corporation."

Except as hereby modified, all conditions of said agreement as heretofore modified, remain unchanged and in full force and effect.




  /s/  Nelda Wilbanks
----------------------------                  ----------------------------------
Nelda Wilbanks                                UAB Research Foundation
SPACEHAB, Inc.

                                    AGREEMENT

This agreement ("Agreement") is made this 15th day of July, 1996, between SPACEHAB, Incorporated in Washington state, with its principal offices located in Vienna, Virginia ("SHI") and the UAB Research Foundation ("UABRF") on behalf of The University of Alabama at Birmingham Center for Macromolecular Crystallography, located in Birmingham, Alabama ("CMC").

           WHEREAS SHI has contracted with Mitsubishi International Corporation to provide NASDA with certain experiment flight hardware and related services for conducting microgravity protein crystal growth experiments on the Space Shuttle STS-84 SPACEHAB Double Module mission no sooner than May 1997; and

           WHEREAS SHI desires to lease UABRF/CMS's Commercial Vapor Diffusion Apparatus ("CVDA") and certain UABRF/CMS's, to provide said hardware and services to NASDA as part of the requirements under the NASDA Contract and

           WHEREAS desire to provide said CVDA and related services to SHI through a subcontract win CMC for the aforesaid purpose;

           NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. UABRF/CMC shall provide to SHI and SHI's customers NASDA, at the times and locations set forth therein, all the hardware, supplies and services set forth in the Statement of Work ("SOW') attached hereto as Exhibit A and incorporated herein by the reference.

2. SHI shall pay UABRF a fixed price of $629,294 for all of the "Standard Services" hardware, supplies and services pursuant to the SOW, and a fixed price of $123,555 for the "Optional Services" set forth in the SOW if requested by SHI. Payment should be made as follows for the Standard Services:

              $40,000 upon submission of this Agreement to UABRF (hereby acknowledged and accepted by UABRF)

              $211,717 within 20 days of execution of this Agreement by SHI

              $125,859 upon UABRF/CMC's delivery to SHI of Phase III Safety Data Package on or before November 1, 1996 (currently L-6 mos.)

              $125,859 upon delivery of all flight hardware due hereunder to SHI's Payload Processing Facility at L-2 most (currently March 1, 1997)

              $125,859       or L+1 mo. (currently June 1, 1997)

         Payment for the $123,555 of Optimal Services shall be made within 30 days of request for such services by SHI or by December 15, 1996, whichever is later.

3. UABRF/CMC warrants that the CVDA hardware being provided hereunder is designed for the particular use intended herein.

4. UABRF/CMC shall indemnify arid its customer, Mitsubishi and NASDA, against any and all citrons or actions brought by any third parties based upon the negligent acts or omissions in UABRF/CMC'S performance of this agreement.

5. SHI and UABRF/CMC acknowledge that performance of the services described in this Agreement and the SOW depends upon the agreements governing NASA's lease of the SHI module for STS-84 or any ether missions covered herein ("USA Contracts"). Any changes to these NASA/SHI agreements that are imposed by NASA and which prevent the performance contemplated herein shall not constitute a breach of this agreement by either SHI or UABRF/CMC. In the event of such charges by NASA, SHI and UABRF agree to negotiate an equitable adjustment to this Agreement that satisfies both parties as well as NASA's new requirements. If there are any conflicts between this Agreement and the requirements of the NASA contracts applicable to this Agreement, the NASA Contracts terms and conditions shall take precedence. UABRF/CMC shall execute a Cross -Waiver of Liability if required by such NASA Contracts.

6. SHI and UABRF/CMC shall exchange all documents and information required for each party to fulfill its responsibilities under this Agreement. In the event technical data required to he furnished to UABRF/CMC under this Agreement is considered by SHI or its customer Misubishi/NASDA to be proprietary or a trade secret such shall inform SHI that the date is considered proprietary or trade secret and any data so provided shall be conspicuously marked "Proprietary" or "Trade Secret" prior to submittal to UABRF/CMC. UABRF/CMC agrees that the data will not, without permission, be duplicated, used or disclosed by UABRF/CMC or its Contractors and subcontractor for any propose other than as necessary to carry out UABRF/CMC's obligation hereunder. All data (including data reduction and analysis) obtained or derived as a result of the activities contemplated herein shall be the property of SHI's customer MUSUBISHI/NASDA, and, in order to protect trade secrets and other property rights in such data, UABRF/CMC shall maintain such data in confidence. UABRF/CMC will not acquire, as a result of launch and associated services under this Agreement, any rights to such properly rights, except the right to use duplicate, and disclose such data as set forth herein.

7. UABRF/CMC shall obtain any permit or license that may be required to provide the services to be furnished under this Agreement.

8. Notwithstanding any other provisions herein, SHI shall not be obligated to pay the amounts set for in paragraph number 2 above in the event STS-84 is canceled or indefinitely delayed and SHI does not arrange for another Space Shuttle mission launch to carry the NASDA experiments which are the subject of this Agreement, or SHI's customer declines, for whatever reason, to contact with SHI or otherwise to participate in the contemplated experiments. In the event of any of the above occurrences, SHI shall not be required to make any payments not due before such occurrence and UABRF/CMC shall be entitled to retain any payments made prior to such occurrence only to the extent such payments represent actual performance by UABRF/CMC up to the date of such occurrences.

9. Neither party shall assign the rights under this Agreement to any person or entity without The Often approval of the over party.

10. All notices, requests, demands, and other communication hereunder shall be in writing and shall be either (1) personally delivered, (2) sent by U.S. mail or reputable overnight delivery service, or (3) transmitted by facsimile machine as follows:

              To SHI:        Nelda Wilbanks
                             Contracts Administrator
                             SPACEHAB, Inc.
                             1595 Spring Hill Rd.
                             Vienna, Virginia 22182

              To UABRF/CMC:  David Day
                             UABRI:
                             1120 G Administration Building
                             701 20th Street South
                             Birmingham, Alabama 35294

         The effective date of each notice, demand, request or other communication shall be deemed to be: (1) the date of receipt if delivered personally or by mail or overnight delivery service, or (2) the date of transmission if by facsimile. Either party may change its address or designee for purpose hereof by informing the other party in writing of such action and the effective date of such change.

11. The parties hereto desire and agree that any controversy or claim arming out of, or relating to his Agreement, or breach thereof, shall be settled by arbitration in Tysons Corner, Virginia, in accordance with the rules of the American Arbitration Association, and final judgment upon the award rendered may be entered in my court having jurisdiction thereof.

12 This Agreement constitutes the complete agreement and understanding with respect to the subject matter hereof between the parties.

Reviewed By:

CMC                                         SPACEHAB, Inc.

By:    /s/ Dr. Lawrence J. DeLucas          By:    /s/ William S. Dawson
       ----------------------------                ---------------------
Name:  Dr. Lawrence J. DeLucas              Name:  William S. Dawson
       ----------------------------                ---------------------
Title: Director                             Title: General Counsel and
       ----------------------------                ---------------------
                                                   Director of Contracts
                                                   ---------------------

UABRF

By:    /s/ Kenneth J. Roozen, Ph.D.
       ----------------------------
Name:  Kenneth J. Roozen, Ph.D.
       ----------------------------
Title: Executive Director
       ----------------------------

                                    EXHIBIT A
                           SHI/UABRF STATEMENT OF WORK


OBJECTIVE:

                   Provide engineering and science support to SPACEHAB's customer, the NASDA organization, in order to perform protein crystal growth experiments in microgravity currently scheduled on STS-84 utilizing hardware developed and services provided by UABRF/CMC.

I.  STANDARD SERVICES

A. UABRF/CMC will provide a means for the NASDA organization to perform protein crystal growth experiments in hardware designed and built by the University of Alabama at Birmingham. The hardware will be managed and integrated by the UABRF/CMC engineering staff. All safety and integration data will be generated and submitted by UABRF/CMC, with the exception of the sample list which will have to be provided by the NASDA organization.

B. The Commercial Vapor Diffusion Apparatus (CVDA) will be used as the vehicle for growing protein crystals by vapor diffusion. The CVDA hardware will be flown in a CRIM in order to maintain the thermal environment of the crystal growth hardware.

C. UABRF/CMC will act as the primary point of contact for hardware and operational requirements, development and implementation.

D. UABRF/CMC will provide ground based hardware and procedures for determining the proper protein crystal growth conditions in microgravity. The ground hardware will be sent to NASDA approximately eleven months before launch.

E. UABRF/CMC will obtain all certifications necessary for flight (including but not limited to flight and ground safety certifications).

F. Provide mission specific experiment familiarization and "hands on" training sessions to the flight crew and to NASDA technical and scientific personnel as required to support ground operator, PI and flight crew training at U.S. and Japanese locations. This includes provision of the required training and/or flight hardware at the location of the training session.

G. UABRF/CMC will perform/support timeline specific training at the SPACEHAB Payload Processing Facility (SPPF)

H. UABRF/CMC will support all JSC mission simulations required to complete flight and ground control team preparation mission milestones.

I. UABRF/CMC will be responsible for developing an "Acceptance Data Package" that will enable the Commercial Protein Crystal Growth Hardware to be processed at Kennedy Space Center pre-flight and post-landing.

J. UABRF/CMC will also provide all the necessary equipment and personnel at KSC and JSC to support pre-mission integration and real-time mission operations.

K. UABRF/CMC will provide badging for all NASDA personnel required at KSC to support loading of the required space hardware and at JSC to support real-time mission operations.

L. UABRF/CMC will provide transportation, personnel, and equipment at the landing site in order to bring the samples back to UABRF/CMC for deintegration and analysis.

M. All experiment mission parameters (e.g., temperature setting, length of experiment) will be determined by the NASDA organization and submitted to UABRF/CMC for incorporation into the integration documentation. All requirements must fall within the STS middeck & CRIM capabilities.

N. All Mission specific interface verification data will be submitted by UABRF/CMC with inputs on sample toxicity from the NASDA PI.

O. Photo documentation of flight-grown crystals, if desired, will be performed by UABRF/CMC personnel.


II. OPTIONAL SERVICES (IF REQUIRED)

A. UABRF/CMC will provide three X-ray data collection facilities (one image plate detector and two multiwire detectors) for a two week period immediately following the flight. A UABRF/CMC crystallographer will provide technical assistance during this data collection period.

B. Provision of passive thermal containers and internal refrigerant and packing materials required to transport the required quantity of sample blocks from the UABRF/CMC to Tokyo's Narita Airport via commercial airliner. Purchase of a dedicated passenger compartment seat onboard the aircraft to safely accommodate and protect these containers. Provision of a trained engineer to accompany these crystal-laden containers.